Exhibit 99.1

AMERICREDIT REPORTS FIRST QUARTER OPERATING RESULTS

•	1st Quarter earnings of $74 million, $0.54 per share

•	$324 million of stock repurchased

•	Unrestricted cash balance grew to $841 million

•	FY07 earnings guidance updated

FORT WORTH, TEXAS October 24, 2006 – AMERICREDIT CORP. (NYSE: ACF) today announced net income of $74 million, or $0.54 per share, for its fiscal first quarter ended September 30, 2006. AmeriCredit reported net income of $54 million, or $0.35 per share, for the same period a year earlier.

Automobile loan purchases increased to $1.68 billion for the first quarter of fiscal year 2007, compared to $1.52 billion for the September 2005 quarter. Managed receivables totaled $12.33 billion at September 30, 2006, compared to $11.05 billion at September 30, 2005.

Annualized net charge-offs totaled 5.4% of average managed receivables for the September 2006 quarter compared to 5.7% for the September 2005 quarter.

Managed receivables 31-to-60 days delinquent were 6.0% of the portfolio at September 30, 2006, and unchanged from September 30, 2005. Accounts more than 60 days delinquent were 2.5% of the portfolio at September 30, 2006, compared to 2.6% at September 30, 2005.

“Our September quarter was a solid beginning to fiscal year 2007, with new loan volume and credit performance improved from a year ago,” said President and Chief Executive Officer Dan Berce. “We have further developed our core subprime business as we continued to roll out a broader credit spectrum of product offerings through our Bay View platform.”

Unrestricted cash totaled $841 million at September 30, 2006. The Company issued $550 million of convertible senior notes with an average coupon of 1.44% in September 2006. During the quarter, the Company repurchased $324 million of its common stock, which brought total repurchase activity to $1.25 billion since the inception of its stock repurchase program in April 2004. In September, the Company’s Board of Directors authorized an additional $300 million of stock repurchases. Shareholders’ equity was $1.72 billion at September 30, 2006, resulting in a managed assets-to-equity ratio of 7.2 at September 30, 2006.

“We rebalanced our capital position and strengthened our balance sheet during the first quarter by issuing convertible senior notes and repurchasing a significant amount of common stock,” said Chief Financial Officer Chris Choate. “This better positions us for any opportunities or challenges that may lie ahead this fiscal year.”

Regulation FD

Pursuant to Regulation FD, the Company provides its expectations regarding future business trends to the public via a press release or 8-K filing. The Company anticipates some risks and uncertainties with its business.

The following net income and earnings per share forecasts have been updated from guidance provided on August 7, 2006, to reflect stock repurchased through September 30, 2006, and a pre-tax gain of $36 million on the sale of approximately 2 million shares of the Company’s investment in DealerTrack Holdings, Inc., in October 2006.

Net income and EPS forecasts

	Revised Fiscal year ending June 30, 2007	Previous Fiscal year ending June 30, 2007
Net income ($ millions)	$325 - $355	$305 - $335

Earnings per share	$2.45 - $2.65	$2.15 - $2.35

The forecasts for fiscal year 2007 incorporate, but are not limited to, the following assumptions, which are unchanged from August 7, 2006:

•	New loan origination volume of $7.2 to $7.8 billion;

•	Net interest margin of 12.0% to 13.0% of average receivables;

•	Operating expenses of 2.8% to 3.2% of the portfolio;

•	Credit losses to average between 4.5% and 5.5% overall for the fiscal year, but varying seasonally by quarter; and

•	Annualized provision for loan losses as a percent of average receivables to range between 5.0% and 6.0%.

These forecasts do not include any future share repurchase activity or additional disposition of all or a portion of the Company’s remaining investment in DealerTrack.

AmeriCredit will host a conference call for analysts and investors today at 5:30 P.M. Eastern Time. For a live Internet broadcast of this conference call, please go to the Company’s Web site to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About AmeriCredit

AmeriCredit Corp. is a leading independent automobile finance company that provides financing solutions indirectly through auto dealers and directly to consumers in the United States and Canada. AmeriCredit has approximately one million customers and $12 billion in managed auto receivables. The Company was founded in 1992 and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended June 30, 2006. Such risks include – but are not limited to – variable economic conditions, adverse portfolio performance, volatile wholesale values, reliance on warehouse financing and capital markets, the ability to continue to securitize its loan portfolio, the continued availability of credit enhancement for its securitization transactions on acceptable terms, fluctuating interest rates, increased competition, regulatory changes and exposure to litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially.

AmeriCredit Corp.

Consolidated Income Statements

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended September 30,
	2006	2005
Revenue:
Finance charge income	$484,357	$373,736
Servicing income	7,459	25,341
Other income	31,805	21,186

	523,621	420,263

Costs and expenses:
Operating expenses	88,288	77,865
Provision for loan losses	173,905	165,860
Interest expense	143,471	90,271
Restructuring charges	309	159

	405,973	334,155

Income before income taxes	117,648	86,108
Income tax provision	43,412	32,075

Net income	$74,236	$54,033

Earnings per share:
Basic	$0.59	$0.38

Diluted	$0.54	$0.35

Weighted average shares	125,278,738	142,735,494

Weighted average shares and assumed incremental shares	139,718,283	157,590,746

Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

	September 30, 2006	June 30, 2006	September 30, 2005
Cash and cash equivalents	$840,767	$513,240	$692,476
Finance receivables, net	11,520,531	11,097,008	8,857,389
Credit enhancement assets	24,075	104,624	399,015
Restricted cash – securitization notes payable	1,350,602	860,935	674,600
Restricted cash – warehouse credit facilities	759,411	140,042	271,849
Property and equipment, net	55,509	57,225	59,406
Deferred income taxes	95,625	78,789	62,883
Other assets	252,395	216,002	218,048

Total assets	$14,898,915	$13,067,865	$11,235,666

Warehouse credit facilities	$1,971,095	$2,106,282	$1,104,740
Securitization notes payable	10,081,115	8,518,849	7,377,648
Senior notes	—	—	166,841
Convertible debt	750,000	200,000	200,000
Funding payable	196,089	54,623	235,573
Accrued taxes and expenses	166,506	155,799	145,914
Other liabilities	10,964	23,426	15,583

Total liabilities	13,175,769	11,058,979	9,246,299

Shareholders’ equity	1,723,146	2,008,886	1,989,367

Total liabilities and shareholders’ equity	$14,898,915	$13,067,865	$11,235,666

Consolidated Statements of Cash Flows

(Unaudited, Dollars in Thousands)

	Three Months Ended September 30,
	2006	2005
Cash flows from operating activities:
Net income	$74,236	$54,033
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,078	9,074
Accretion and amortization of loan fees	(7,487)	(2,215)
Provision for loan losses	173,905	165,860
Deferred income taxes	(6,541)	(9,109)
Accretion of present value discount	(5,291)	(11,663)
Stock-based compensation expense	3,886	4,203
Other	1,948	(254)
Changes in assets and liabilities:
Other assets	(35,822)	8,366
Accrued taxes and expenses	11,425	11,856

Net cash provided by operating activities	216,337	230,151

Cash flows from investing activities:
Purchase of receivables	(1,790,828)	(1,621,939)
Principal collections and recoveries on receivables	1,331,107	976,538
Distributions from gain on sale Trusts	76,017	143,018
Net (purchases) sales of property and equipment	(1,064)	33,905
Net change in restricted cash and other	(1,104,797)	145,561

Net cash used by investing activities	(1,489,565)	(322,917)

Cash flows from financing activities:
Net change in warehouse credit facilities	(135,187)	113,766
Net change in securitization notes payable	1,561,410	210,385
Net change in senior notes and other	(12,799)	(3,685)
Proceeds from issuance of convertible debt	497,376	—
Repurchase of common stock	(323,964)	(204,114)
Proceeds from issuance of common stock	14,020	3,407

Net cash provided by financing activities	1,600,856	119,759

Net increase in cash and cash equivalents	327,628	26,993
Effect of Canadian exchange rate changes on cash and cash equivalents	(101)	1,982
Cash and cash equivalents at beginning of period	513,240	663,501

Cash and cash equivalents at end of period	$840,767	$692,476

Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended September 30,
	2006	2005
Loan originations	$1,683,969	$1,520,146
Loans securitized	2,373,941	1,189,191

Average on-book receivables	$11,953,970	$9,050,440
Average gain on sale receivables	304,795	1,970,313

Average managed receivables	$12,258,765	$11,020,753

	September 30, 2006	June 30, 2006	September 30, 2005
On-book receivables	$12,218,713	$11,775,665	$9,462,883
Gain on sale receivables	107,314	421,037	1,590,943

Managed receivables	$12,326,027	$12,196,702	$11,053,826

	Three Months Ended September 30,
	2006	2005
Operating expenses	$88,288	$77,865
Operating expenses as a percent of average managed receivables	2.9%	2.8%
Tax rate	36.90%	37.25%

	September 30, 2006	June 30, 2006	September 30, 2005
Loan delinquency:
On-book:
(% of ending on-book receivables)
31 - 60 days	6.0%	5.0%	5.3%
Greater than 60 days	2.5	2.0	2.2

Total	8.5%	7.0%	7.5%

Gain on sale:
(% of ending gain on sale receivables)
31 - 60 days	7.5%	9.2%	10.1%
Greater than 60 days	3.2	3.8	4.8

Total	10.7%	13.0%	14.9%

Total portfolio:
(% of ending managed receivables)
31 - 60 days	6.0%	5.1%	6.0%
Greater than 60 days	2.5	2.1	2.6

Total	8.5%	7.2%	8.6%

	Three Months Ended September 30,
	2006	2005
Contracts receiving a payment deferral as an average quarterly percentage of average receivables outstanding:
On-book (% of average on-book receivables)	6.3%	6.4%

Gain on sale (% of average gain on sale receivables)	5.8%	10.7%

Total portfolio (% of average managed receivables)	6.3%	7.2%

	Three Months Ended September 30,
	2006	2005
Net charge-offs:
On-book	$161,864	$109,173
Gain on sale	4,532	47,982

	$166,396	$157,155

Net charge-offs as a percent of average receivables:
On-book	5.4%	4.8%

Gain on sale	5.9%	9.7%

Total portfolio	5.4%	5.7%

Net recoveries as a percent of gross repossession charge-offs:
On-book	48.8%	47.6%

Gain on sale	43.6%	39.9%

Total portfolio	48.6%	45.2%

	September 30, 2006	June 30, 2006	September 30, 2005
On-book receivables:
Principal	$12,218,713	$11,775,665	$9,462,883
Allowance for loan losses and nonaccretable acquisition fees	(698,182)	(678,657)	(605,494)

	$11,520,531	$11,097,008	$8,857,389

Allowance as a percentage of on-book receivables	5.7%	5.8%	6.4%

The Company’s net margin as reflected on the consolidated statements of income is as follows:

	Three Months Ended September 30,
	2006	2005
Finance charge income	$484,357	$373,736
Other income	31,805	21,186
Interest expense	(143,471)	(90,271)

Net margin	$372,691	$304,651

	Three Months Ended September 30,
	2006	2005
Finance charge income	16.1%	16.4%
Other income	1.1	0.9
Interest expense	(4.8)	(3.9)

Net margin as a percent of average on-book receivables	12.4%	13.4%

The following table provides additional information for comparative purposes related to the Company’s acquisition of Bay View Acceptance Corporation on May 1, 2006:

	Three Months Ended September 30, 2006
	AmeriCredit Core	Total
Originations	$1,549,997	$1,683,969
Average managed receivables	$11,437,542	$12,258,765
Net charge-offs	$164,348	$166,396
Net charge-offs as a percent of average receivables	5.7%	5.4%

Contracts receiving a payment deferral as an average quarterly percentage of average receivables outstanding	6.7%	6.3%

Net margin	$364,986	$372,691

Net margin as a percent of average on-book receivables	13.0%	12.4%

	September 30, 2006
	AmeriCredit Core	Total
Managed receivables	$11,481,748	$12,326,027
Loan delinquency:
(% of ending managed receivables)
31 - 60 days	6.4%	6.0%
Greater than 60 days	2.7	2.5

Total	9.1%	8.5%

Allowance as a percentage of on-book receivables	6.0%	5.7%

Contact:

Investor Relations	Media Relations
Caitlin DeYoung	John Hoffmann
(817) 302-7394	(817) 302-7627